Exhibit (a)(ii)

Oxygen Business of Complient Corporation

Financial Statements
as of and for the Years Ended
December 31, 2002 and 2001
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of Complient Corporation

Solon, Ohio

We have audited the accompanying balance sheets of the Oxygen Business of Complient Corporation (the “Business”) (a component of Complient Corporation) as of December 31, 2002 and 2001 and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the management of the Business. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Oxygen Business of Complient Corporation as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the Oxygen Business of Complient Corporation and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Oxygen Business had been operated as an unaffiliated company. Portions of certain costs and expenses represent allocations of home-office items applicable to Complient Corporation as a whole.

As discussed in Notes 1 and 2 to the financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142.

As discussed in Note 9 to the financial statements, on November 26, 2003, Sterion Incorporated, a manufacturer and marketer of medical products, acquired for cash substantially all assets and assumed substantially all liabilities of the Oxygen Business of Complient Corporation.

/s/ Deloitte & Touche, LLP

Cleveland, Ohio

November 26, 2003

OXYGEN BUSINESS OF COMPLIENT CORPORATION

BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

ASSETS	2002	2001

CURRENT ASSETS:
Cash and cash equivalents	$ 100,654	$ 125,798
Accounts receivable-trade, less allowance for doubtful
accounts of $479,457 and $423,278, respectively	217,799	367,065
Inventories	13,344	26,803
Prepaid expenses and other current assets	750	3,758
Total current assets	332,547	523,424

PROPERTY AND EQUIPMENT-At cost:
Computer hardware and software	13,027	13,027
Equipment on lease to customers	1,376,576	1,447,924
Furniture, fixtures and equipment	24,676	24,676
Other	94,590	80,319
Total	1,508,869	1,565,946
Less accumulated depreciation	(609,642)	(469,200)
Property and equipment-net	899,227	1,096,746

OTHER ASSETS-Goodwill-net	2,570,157	5,717,447

TOTAL	$ 3,801,931	$7,337,617

LIABILITIES AND NET INVESTMENT (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable	$ 68,099	$ 93,203
Accrued expenses and other	28,182	72,898
Deferred revenue	981,916	1,106,222
Current maturities of notes payable	599,363	1,081,857
Total current liabilities	1,677,560	2,354,180

LONG-TERM LIABILITIES-Notes payable, less current maturities	3,576,264	3,769,938

COMMITMENTS AND CONTINGENCIES (Note 8)

COMPLIENT CORPORATION NET
INVESTMENT (DEFICIENCY)	(1,451,893)	1,213,499

TOTAL	$ 3,801,931	$ 7,337,617

See notes to financial statements.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

SALES	$ 2,734,458	$ 3,487,494

COST OF SALES	961,566	1,386,207

GROSS MARGIN	1,772,892	2,101,287

OPERATING EXPENSES:
Operations	806,475	1,355,459
General and administrative	289,180	348,447
Goodwill and non-compete amortization		590,804
Loss on impairment of goodwill	3,147,290	0
Total operating expenses	4,242,945	2,294,710

OPERATING LOSS	(2,470,053)	(193,423)

OTHER EXPENSE-Interest expense	(314,307)	(441,401)

NET LOSS	$ (2,784,360)	$ (634,824)

See notes to financial statements.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,784,360)	$ (634,824)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	173,275	806,853
Loss on disposal of assets	40,517	5,175
Loss on impairment of goodwill	3,147,290	0
Changes in operating assets and liabilities:
Accounts receivable-trade	149,266	60,630
Inventories	13,459	11,908
Prepaid expenses and other assets	3,008	(3,758)
Accounts payable	(25,104)	(78,395)
Accrued expenses	(44,716)	5,330
Deferred revenue	(124,306)	0
Net cash provided by operating activities	548,329	172,919

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(16,273)	(16,691)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(676,168)	(1,090,421)
Net transfers from Complient Corporation	118,968	1,059,991
Net cash used in financing activities	(557,200)	(30,430)

NET (DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS	(25,144)	125,798

CASH AND CASH EQUIVALENTS-Beginning of year	125,798	0

CASH AND CASH EQUIVALENTS-End of year	$ 100,654	$ 125,798

See notes to financial statements.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

1. ORGANIZATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the accompanying financial statements are summarized below.

Background - The accompanying financial statements have been prepared for the purpose of presenting the net assets of the Oxygen Business (the “Business”) of Complient Corporation (the “Company”) as of December 31, 2002 and 2001 and its operations and cash flows for the years then ended.

The accompanying financial statements exclude the assets, liabilities, revenues and expenses of the Emergency Medical Response (“EMRS”) Business of the Company. They also exclude the assets, liabilities, revenues and expenses of the e-Business division of the Company, which was presented as a discontinued operation in the December 31, 2001 consolidated financial statements of the Company and was spun off to stockholders of the Company on January 1, 2002.

Organization - On April 21, 1999, the Company acquired all of the stock of SOS International, Inc. (“SOS”), a Delaware corporation. Since that date, the Company has continued to operate the emergency oxygen and training business conducted by SOS. Subsequent to the acquisition, the Company has referred to this business as the Oxygen Business of Complient Corporation.

Basis of Presentation - The financial statements reflect the historical results of operations and cash flows of the Business during each respective period; however, they do not reflect any significant changes that may have occurred in the operations and funding of the Business had it operated on a stand-alone basis. During all periods presented in the accompanying financial statements, the Business was an integral part of the Company’s overall operations. The financial statements include allocated costs and expenses, which are not necessarily indicative of the costs and expenses had the Business operated on a stand-alone basis. However, all of the allocations and estimates reflected in the financial statements are based on assumptions which management believes are reasonable. Corporate expenses were allocated based on various factors, such as revenues or headcount of the Business, to estimate usage of particular corporate functions. It is not considered practicable to estimate the amounts of such costs had the Business operated on a stand-alone basis.

Nature of Operations - The Business delivers emergency oxygen and emergency response products.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments - The carrying amounts of the Business’ financial instruments, which include cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable, approximate their fair values.

Cash and Cash Equivalents - Cash equivalents consist of short-term, highly liquid investments, with an initial maturity of three months or less, carried at cost plus accrued interest, which are readily convertible into cash.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

Concentration of Credit Risk - Financial instruments that potentially subject the Business to concentration of credit risk consist principally of cash equivalents and accounts receivable. The Business extends credit to its customers on an unsecured basis in the normal course of business. The Business sells a wide range of services and products to a diversified base of customers throughout its markets in the United States and, therefore, believes there is no material concentration of credit risk.

Inventories - Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) method. At December 31, 2002 and 2001, inventories consisted of the following:

	2002	2001

Finished goods	$ 27,903	$ 41,362
Less reserve for excess and obsolete inventory	(14,559)	(14,559)

Total inventories	$ 13,344	$ 26,803

Property and Equipment - Property and equipment are stated at cost and depreciated using primarily the straight-line method over estimated lives of three to ten years. Property and equipment also includes assets leased to customers under operating leases. Routine maintenance, repairs and renewals are expensed as incurred.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, long-lived assets and intangible assets with determinate lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Business evaluates potential impairment by comparing the carrying amount of the asset with the estimated undiscounted future cash flows associated with the use of the asset and its eventual disposition. Should the review indicate that the asset is not recoverable, the Business’ carrying value of the asset would be reduced to its estimated fair value, which is generally measured by future discounted cash flows.

Goodwill and Other Intangibles - In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which became effective January 1, 2002, goodwill and other intangible assets with indeterminate lives are no longer subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. Other intangible assets with finite lives continue to be subject to amortization, and any impairment is determined in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Income Taxes - Effective January 1, 2000, the Company elected to be treated as a corporation for tax purposes.

For all periods presented, the Business’ operating results have historically been included in Complient Corporation’s consolidated U.S. income tax return. The provision for taxes for the Business has been computed for these financial statements as if the Business was a separate taxpayer.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue Recognition - Revenues are derived from the rendering of training services, the sale of products and program leases that include products, training and equipment servicing. Revenue is recognized when services are delivered to third parties or upon shipment of goods to customers. Revenues from lease programs are recognized on a straight-line basis over the life of the lease. Provisions for normal returns and allowances are made at the time of sale.

New Accounting Pronouncements - In August 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires recognition of the fair value of liabilities associated with the retirement of long-lived assets when a legal obligation to incur such costs arises as a result of the acquisition, construction, development and/or the normal operation of a long-lived asset. Upon recognition of the liability, a corresponding asset is recorded and depreciated over the remaining life of the long-lived asset. The statement defines a legal obligation as one that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Business has determined that the adoption of this statement will not have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which becomes effective for the Business for exit or disposal activities initiated after December 31, 2002. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred and is effective for exit or disposal activities initiated after December 31, 2002. Previously, the liability was recognized at the date of an entity’s commitment to an exit plan.

In December 2002, the FASB issued Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires the disclosure of any guarantees as of December 31, 2002 and the recognition of a liability for any guarantees entered into or modified after that date.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. FIN No. 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in the Business’ financial statements. FIN No. 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The provisions of FIN No. 46 with respect to variable interests created before February 1, 2003 apply to the first annual reporting period beginning after June 15, 2003. Certain disclosure provisions with respect to FIN No. 46 became effective for financial statements initially issued after January 31, 2003. The Business believes there is no impact on its balance sheets from the adoption of this interpretation as it has no variable interest entities.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

2. GOODWILL AND OTHER INTANGIBLES

Identifiable intangible assets subject to amortization consist of the following at December 31:

	2002	2001

Non-compete agreements	$ 220,768	$ 220,768
Less: Accumulated amortization	(220,768)	(220,768)

	$ -	$ -

Non-compete agreements are amortized on a straight-line basis over their estimated useful life of two to three years. Amortization expense for intangible assets was nil during 2002 and 2001.

In June 2001, the FASB issued SFAS Nos. 141 and 142. SFAS No. 141, Business Combinations, which is effective for all business combinations for which the date of acquisition is after September 30, 2001, requires that the purchase method of accounting be used for all business combinations and establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142, Goodwill and Other Intangible Assets, requires that goodwill and indefinite long-lived intangible assets will no longer be amortized, goodwill will be tested for impairment at least annually at the reporting unit level, other intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and the amortization period of intangible assets with finite lives will no longer be limited to 40 years.

An impairment loss of $3,147,290 was recognized in 2002 to write-down goodwill relating to the SOS business to estimated fair value as the future discounted cash flows of this operation were estimated to be insufficient to cover its related carrying value. This charge resulted in a reduction to the carrying value of goodwill. Fair value was based on discounting estimated cash flows over the expected holding period at a rate commensurate with the risks involved. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly from such estimates.

The changes in the carrying amount of goodwill for the year ended December 31, 2002 are as follows:

Balance-December 31, 2001	$ 5,717,447
Loss on impairment of goodwill	(3,147,290)

Balance-December 31, 2002	$ 2,570,157

If the Business had adopted SFAS No. 142 effective January 1, 2001, net loss for the years ended December 31 would have been as follows:

	2002	2001

Reported net loss	$ (2,784,360)	$ (634,824)
Add back: Goodwill amortization	0	464,828

Adjusted net loss	$ (2,784,360)	$ (169,996)

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

3. PROGRAM LEASES AND DEFERRED REVENUE

Beginning in 1999, with the acquisition of SOS, the Business began leasing oxygen units. Such leases are accounted for as operating leases. In addition to leasing the equipment, the Business also provides training and equipment servicing over the lease term. These lease programs generally require payments in advance that are deferred until earned. In addition to lease payment advances, deferred revenue also consists of customer deposits and prepayments for services not yet rendered. The net amount of deferred revenue was $981,916 at December 31, 2002 and $1,106,222 at December 31, 2001.

Accumulated depreciation on the equipment on lease with customers is $542,328 and $425,428 at December 31, 2002 and 2001, respectively.

4. NOTES PAYABLE

In connection with the 1999 acquisition of SOS, the Business assumed promissory notes amounting to $5,299,998 that were originally issued in connection with SOS’s purchases of franchises and other related businesses. During 1999, $98,489 of these notes were cancelled in exchange for equity in the Company. The notes are secured by oxygen units and accounts receivable arising under the oxygen program leases. The notes bear interest at various levels, some being at the prime rate and others having a minimum rate of 6% with a maximum of 10%. The majority of the notes were renegotiated in April 2002 so that principal and accrued interest are payable either monthly or quarterly through October 2007. As of December 31, 2002, the outstanding balance of these notes was $3,786,670. The Business also has loans outstanding in the amount of $23,957 at December 31, 2002 for vehicles relating to the SOS purchase.

Notes payable also include a $500,000 unsecured note to the Institute of Financial Management for services rendered to SOS in connection with the acquisition by the Company. The note bears interest at the prime rate. Beginning January 2001, principal and accrued interest are payable quarterly through October 2005. As of December 31, 2002, the outstanding balance of this note was $325,000.

The Company issued a $150,000 note payable to Coast Technologies, Inc. (“Coast”) in connection with the purchase of the assets of Coast on August 30, 1999. The note is secured by oxygen units acquired and any underlying lease agreements with respect to the units and bears interest at the prime rate. Principal and accrued interest were payable annually through August 2002. As of December 31, 2002, the outstanding balance of this note was nil.

In connection with a February 23, 2000 business acquisition, the Company issued an $80,000 promissory note that is secured by oxygen units and related service agreements. The note bears interest at the prime rate. Beginning January 2001, principal and accrued interest is payable quarterly through October 2004. As of December 31, 2002, the outstanding balance of this note was $40,000.

The prime interest rate on the above notes was 4.25% at December 31, 2002.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

The repayment schedule for all notes payable as of December 31, 2002 is as follows:

2003	$ 599,363
2004	1,052,047
2005	2,026,070
2006	224,274
2007	273,873

Total	$ 4,175,627

Cash paid for interest on notes payable was $322,715 and $455,519 for the years ended December 31, 2002 and 2001, respectively.

5. LEASE COMMITMENTS

The Business leases certain of its properties and equipment including its corporate offices under non-cancelable operating leases. The Business’ operating leases have remaining terms from one to four years and have renewal options varying from one to four years. Rent expense for all operating leases for the years ended December 31, 2002 and 2001 was $42,509 and $74,717, respectively. The Company entered into a $150,000 secured letter of credit in September 2000, which expires January 2009, to collateralize the Business’ obligation to third parties for lease payments. Future minimum lease payments under non-cancelable operating leases as of December 31, 2002 are as follows:

2003	$ 51,859
2004	42,389
2005	33,924
2006	5,158

Total future minimum lease payments	$ 133,330

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

6. INCOME TAXES

No provision for federal or state income taxes has been recorded for the Business as it has incurred net operating losses for all periods presented. As of December 31, 2002, the Business contributed approximately $5.2 million to the Company’s net operating loss carryforwards available to offset future taxable income through 2017. The actual income tax benefit differed from the income tax benefit that would be computed based upon the statutory federal tax rates as a result of recording a valuation allowance. Temporary differences that gave rise to deferred tax assets and liabilities at December 31, 2002 and 2001 are as follows:

	2002	2001

Deferred tax assets (liabilities):
Net operating loss carryforwards	$ 2,068,606	$ 1,720,669
Asset impairment writedown	4,028,916	2,770,000
Allowance for doubtful accounts	190,309	325,218
Property and equipment	(157,360)	(182,487)
Deferred revenue	14,563	160,402
Accrued expenses and other	1,544	12,627
Total gross deferred tax assets	6,146,578	4,806,429
Less valuation allowance	(6,146,578)	(4,806,429)

Net deferred tax assets	$ -	$ -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax asset will be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies that can be implemented by the Business in making this assessment. Based upon the level of historical taxable income, scheduled reversals of deferred tax liabilities, and projections of future taxable income over the periods in which the temporary differences become deductible based on available tax planning strategies, management presently believes that it is more likely than not that the Business will not realize the benefits of these deductible differences and, accordingly, has established a valuation allowance against the deferred tax assets as of December 31, 2002 and 2001.

7. EMPLOYEE BENEFIT PLAN

The Business participates in a voluntary contributory 401(k) savings and investment plan for all employees of the Company who have obtained certain age and length of service requirements. Eligible employees may contribute up to 15% of their compensation to the plan, subject to any limitations imposed by federal income tax regulations. Each employee controls the investment of funds credited to his or her respective account. There were no contributions made by the Business to the plan for the years ended December 31, 2002 or 2001.

OXYGEN BUSINESS OF COMPLIENT CORPORATION

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2002 AND 2001

8. COMMITMENTS AND CONTINGENCIES

The Business is engaged in legal actions arising in the ordinary course of business. In the opinion of management, the ultimate outcome of these actions will not have a material adverse effect upon the Business’ results of operations or financial position.

9. SUBSEQUENT EVENT

On November 26, 2003, Sterion Incorporated, a manufacturer and marketer of medical products, acquired for cash substantially all assets and assumed substantially all liabilities of the Oxygen Business of Complient Corporation.